SCHEDULE 14A INFORMATION

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                 Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

NUANCE COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT

TO

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

to be held on January 22, 2020

The date of this Supplement is December 30, 2019.

On December 12, 2019, Nuance Communications, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) relating to Nuance’s 2020 Annual Meeting of Stockholders. The Company has set January 22, 2020 as the date for the Annual Meeting of Stockholders. The meeting will be held at the Company’s office at 1 Wayside Road, Burlington, Massachusetts at 8:00 a.m. local time. As previously disclosed, the record date for determining Company’s stockholders entitled to vote at the Annual Meeting of Stockholders has been fixed as the close of business on November 25, 2019. This Supplement supplements and amends the Proxy Statement in order to add information regarding director attendance at the Company’s Board of Directors meetings.

Board of Director Meetings and Committees Attendance

During the Company’s fiscal year ended September 30, 2019, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served.